Exhibit 4.2
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                             FIRST TERMS SUPPLEMENT

                                     TO THE

                                   INDENTURE

                         DATED AS OF [DECEMBER] 1, 1997

                                    between

                       CRESTAR STUDENT LOAN TRUST 1997-1

                                      and

                             BANKERS TRUST COMPANY,

                               Indenture Trustee

                         -----------------------------



                        Dated as of [December] __, 1997

                         -----------------------------

                                    Securing

                                $--------------

       CRESTAR STUDENT LOAN TRUST 1997-1 STUDENT LOAN ASSET BACKED NOTES


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




                               TABLE OF CONTENTS



                                                                                                                Page
                                                                                                                ----
ARTICLE I DEFINITIONS..............................................................................................2


ARTICLE II AUTHORIZATION, TERMS AND ISSUANCE.......................................................................4

         Section 2.1. Authorization of Notes.......................................................................4
         Section 2.2. Purposes.....................................................................................5
         Section 2.3. Terms of the Notes...........................................................................5
         Section 2.4. The Notes....................................................................................5
         Section 2.5. Class Interest Rates.........................................................................7
         Section 2.6. Additional Provisions Regarding the Class Interest Rates on the Notes........................7

ARTICLE III DISTRIBUTIONS..........................................................................................8

         Section 3.1. Distributions of Interest and Principal......................................................8

ARTICLE IV MISCELLANEOUS...........................................................................................8

         Section 4.1. Adoption of This First Terms Supplement......................................................8
         Section 4.2. Counterparts.................................................................................8
         Section 4.3. Indenture Constitutes a Security Agreement...................................................8
         Section 4.4. Governing Law................................................................................9
         Section 4.5. Ratification of Indenture....................................................................9


EXHIBIT A                  Form of Senior LIBOR Rate Note
EXHIBIT B                  Form of Subordinated LIBOR Rate Note

                  FIRST TERMS SUPPLEMENT, dated as of [December] 1, 1997, between CRESTAR STUDENT LOAN TRUST 1997-1, a Delaware business trust (the "Issuer") acting through STAR BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as eligible lender trustee (the "Eligible Lender Trustee"), and BANKERS TRUST COMPANY, a New York banking corporation duly established, existing and authorized to accept and execute trusts of the character herein set out under and by virtue of the laws of the State of New York, with its principal corporate trust office in New York, New York (the "Indenture Trustee"), as Indenture Trustee under an Indenture dated as of [December] 1, 1997, as may be further amended and supplemented from time to time (the "Indenture").

                              PRELIMINARY STATEMENT

                  Section 2.3 of the Indenture provides, among other things, that the Issuer, as provided in the Trust Agreement, and the Indenture Trustee may enter into an indenture supplemental to the Indenture for the purpose of authorizing a series of Notes and to specify certain terms of such Notes. The Issuer has duly authorized the creation of Notes in an aggregate principal amount not to exceed $[_____________] to be known as the Issuer's Student Loan Asset Backed Notes (the "Notes"), and the Issuer and the Indenture Trustee are executing and delivering this First Terms Supplement in order to provide for the Notes. Except as otherwise specified herein, or as the context may require, capitalized terms used but not defined herein shall have the meanings set forth in Appendix A to the Transfer and Servicing Agreement dated as of [December] 1, 1997 (the "Transfer and Servicing Agreement") among the Issuer, Crestar Bank as Transferor, Administrator and Master Servicer (in such capacities, the "Transferor", the "Administrator" and the "Master Servicer," respectively) and the Eligible Lender Trustee, which Appendix A also contains rules as to usage that shall be applicable herein.

                                GRANTING CLAUSES

                  The Issuer hereby Grants to the Indenture Trustee, for the exclusive benefit of the Holders of the Notes, all of the Issuer's right, title and interest in and to (a) the Financed Student Loans listed in the Schedule of Financed Student Loans (as such Schedule may be amended or supplemented from time to time including, but not limited to for purposes of adding any Exchanged Student Loans acquired by the Trust during the Exchange Period) and all obligations of the Obligors thereunder including all moneys paid thereunder (other than Interest Subsidy Payments and Special Allowance Payments payable through the Cut-off Date (or with respect to the Exchanged Student Loans, the applicable Subsequent Cut-off Date)), and all written communications received by the Transferor with respect thereto and still retained by the Transferor in accordance with its retention policies (including borrower correspondence, notices of death, disability or bankruptcy and requests for deferrals or forbearance), after the close of business on the applicable Cutoff Date (or with respect to the Exchanged Student Loans, after the applicable Subsequent Cut-off
Date), (b) all funds on deposit from time to time in the Trust Accounts (other than the Certificate Distribution Account and the Certificate Monthly Advance Account) and in all investments and proceeds thereof (including all income thereon), (c) all proceeds of the foregoing, including without limitation any proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property. Such Grants are made, however, in trust, to secure the Notes, equally and ratably without prejudice, priority or distinction, between any Note and any other Note by reason of difference in time of issuance or otherwise; provided, however, that the Class B Notes are subordinated to all amounts owing on the Class A Notes as described herein, in the Indenture or any other Basic Document, and to secure (i) the payment of all amounts due on the Notes, as such amounts become due in accordance with their terms, (ii) the payment of all other sums payable under the Indenture, this First Terms Supplement, or any other Basic Document with respect to the Notes and (iii) compliance with the provisions of the Indenture, this First Terms Supplement or any other Basic Document with respect to the Notes, all as provided in the Indenture and this First Terms Supplement.

                  The Indenture Trustee acknowledges such Grants, accepts the trusts hereunder in accordance with the provisions hereof and of the Indenture and agrees to perform the duties herein or therein required.

                                    ARTICLE I

                                  DEFINITIONS

                  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Appendix A to the Transfer and Servicing Agreement. Additionally, the following terms shall be as defined below.

                  "Authorized Denominations" means, with respect to each Class of Notes, $50,000 and integral multiples of $1,000 in excess thereof.

                  "Book-Entry Form" or "Book-Entry System" means a form or system under which (i) the beneficial right to principal and interest may be transferred only through a book-entry, (ii) physical securities in registered form are issued only to a Securities Depository or its nominee as registered owner, with the securities "immobilized" to the custody of the Securities Depository, and (iii) the book-entry is the record that identifies the owners of beneficial interests in that principal and interest.

                  "Class A Notes" means the Class A-1 Notes and the Class A-2 Notes.

                  "Class A-1 Notes" has the meaning set forth in Section 2.1 herein.

                  "Class A-2 Notes" has the meaning set forth in Section 2.1 herein.

                  "Class B Notes" has the meaning set forth in Section 2.1 herein.

                  "Class Initial Rate" means i)" (i) ______% per annum with respect to the Class A-1 Notes, ii)" (ii) ______% per annum with respect to the Class A-2 Notes, and iii)" (iii) ______% per annum with respect to the Class B Notes.

                  "Class Interest Rate" means with respect to i)" (i) the Class A Notes, each variable rate of interest per annum borne by the Class A Notes and determined in accordance with the provisions of Section 2.4 and 2.5 hereof; and

(ii) the Class B Notes, each variable rate of interest per annum borne by the Class B Notes during each Interest Period and determined in accordance with the provisions of Sections 2.4 and 2.5 hereof.

                  "Effective Interest Rate" means, for any Financed Student Loan and any Collection Period, the per annum rate at which such Financed Student Loan accrues interest during such Collection Period after giving effect to all applicable Interest Subsidy Payments and Special Allowance Payments accrued with respect to such Financed Student Loan.

                  "Final Maturity Date" means (i) _____________ with respect to the Class A-1 Notes, (ii) ________________ with respect to the Class A-2 Notes, and (iii) ________________ with respect to the Class B Notes.

                  "First Terms Supplement" means this First Terms Supplement, as from time to time amended or supplemented.

                  "Formula Interest Rate" means, as to each Class of Notes, One-Month LIBOR plus the applicable Margin, as of the LIBOR Determination Date for each Interest Period, but not more than 18% per annum.

                  "Interest Payment Period" means, with respect to each Class of Notes, the period beginning on the most recent Distribution Date for such Class of Notes (or the Closing Date with respect to the initial Interest Payment Period) and ending on and including the day before the next Distribution Date for such Class.

                  "Interest Period" means, with respect to each Class of Notes, the period commencing on a Rate Adjustment Date for such Class (or the Closing Date with respect to the Initial Interest Period) and ending on and including the day before the next Rate Adjustment Date for such Class.

                  "Interest Rate" means, with respect to each Class of the Notes, the rate of interest per annum borne by such Class as of the time referred to, including, without limitation, the related Class Initial Rate and the related Class Interest Rate.

                  "Margin" means, with respect to the Class A-1 Notes, ___% per annum, with respect to the Class A-2 Notes, ___% per annum, and with respect to the Class B Notes, ___% per annum.

                  "Net Loan Rate" means for any Interest Period, the rate of interest per annum (rounded to the next highest .01%) equal to (i) the weighted average Effective Interest Rate of the Financed Student Loans as of the last day of the Collection Period immediately preceding the commencement of such Interest Period, less (ii) the Program Operating Expense Percentage (or less [_____]% per annum during the period from the Closing Date through December 31, 1998).

                  "Noteholders' Interest Carryover" means, with respect to any Class of Notes for any interest period or portion thereof for which the Class Interest Rate for such Interest Period is based on the Net Loan Rate, the amount equal to the excess, if any, of a)" (a) the amount of interest such Class of Notes would have accrued in respect of the related Interest Period had interest been calculated based on the applicable Formula Interest Rate over b)" (b) the amount of interest such Class of Notes actually accrued in respect of such Interest Period based on the Net Loan Rate, together with the unpaid portion of any such excess from prior Interest Periods (and interest accrued thereon, to the extent permitted by law, calculated based on One-Month LIBOR; provided, however, that, with respect to any Class of Notes, on the related Final Maturity Date, the portion of the Noteholders' Interest Carryover allocable to such Class of Notes will be equal to the lesser of i)" (i) the Noteholders' Interest Carryover on such date determined as described above and ii)" (ii) the amount of funds, if any, required and available to be distributed to such Class of Notes on such date pursuant to Section 5.5 of the Transfer and Servicing Agreement.

                  "Program Operating Expense Percentage" means a fraction (expressed as a percentage and calculated as of the end of each calendar quarter by the Administrator) the numerator of which is the annualized operating expenses of the Trust for the calendar quarter then ended, including, without limitation, Transaction Fees, and the denominator of which is the Pool Balance as of the last day of such calendar quarter.

                  "Notes" has the meaning set forth in the Preliminary
Statement.

                  "Rate Adjustment Date" means, (i) with respect to the Class A Notes, the Distribution Date occurring in each month, and (ii) with respect to the Class B Notes, the Distribution Date in each month while the Class A Notes are Outstanding, and thereafter, the 25th day of each month, except that the Rate Adjustment Date occurring in January, April, July or October will be the Distribution Dates occurring in such months.

                                   ARTICLE II

                       AUTHORIZATION, TERMS AND ISSUANCE

         Section 2.1.      Authorization of Notes.

                  There is hereby authorized the borrowing of funds, and to evidence such borrowing there are hereby authorized three Classes of Notes (collectively, the "Notes"), designated as (i) the "Crestar Student Loan Trust 1997-1, Senior LIBOR Rate Class A-1 Asset Backed Notes" (the "Class A-1 Notes") in the aggregate principal amount of $__________, (ii) the "Crestar Student Loan Trust 1997-1, Senior LIBOR Rate Class A-2 Asset Backed Notes" (the "Class A-2 Notes") in the aggregate principal amount of $___________, and (iii) the "Crestar Student Loan Trust 1997-1, Subordinate LIBOR Rate Class B Asset Backed Notes" (the "Class B Notes") in the aggregate principal amount of $__________.

         Section 2.2.      Purposes.

                  The Notes are authorized to finance the acquisition by the Issuer of Financed Student Loans, and to make deposits to the Trust Accounts required hereby.

         Section 2.3.      Terms of the Notes.

                  The Notes shall be issued in fully registered form, in substantially the forms set forth in Exhibit A hereof (with respect to the Class A Notes) and Exhibit B (with respect to the Class B Notes), in each case with such variations, omissions and insertions as may be required by the circumstances, as may be required or permitted by the Indenture and this First Terms Supplement, or be consistent with the Indenture and this First Terms Supplement and necessary or appropriate to conform to the rules and requirements of any governmental authority or any usage or requirement of law with respect thereto.

                  The Notes may be issued only in Authorized Denominations. The Notes shall be dated as of the Closing Date. Each Class of Notes shall mature on its Final Maturity Date. The Notes shall be issued to a Securities Depository for use in a Book-Entry System in accordance with the provisions of Section 2.14 of the Indenture.

                  Interest on each Note shall accrue on the Outstanding Amount of such Note until such Note has been paid in full or payment has been duly provided for, as the case may be, and shall accrue from the later of the Closing Date or the most recent Distribution Date to which interest has been paid or duly provided for. Each Note shall bear interest at an interest rate determined in accordance with the provisions and subject to the limitations set forth herein, and interest on Notes shall be paid for the related Interest Payment Period on each Distribution Date (or on each Quarterly Distribution Date in the case of the Class B Notes).

                  Principal will be paid on the Notes on each Distribution Date (or on each Quarterly Distribution Date in the case of the Class B Notes) in an amount up to the Noteholders' Principal Distribution Amount on such Distribution Date or Quarterly Distribution Date, as the case may be, in the order and priorities set forth in the Transfer and Servicing Agreement and the Indenture.

                  Except as otherwise set forth in the Indenture and the Transfer and Servicing Agreement, the rights of the Holders of the Class B Notes to receive distributions with respect to interest shall be subordinated to the prior rights of the Holders of the Class A Notes to receive all payments of interest to which they are entitled and, after each Class of Notes has received the full amount of interest to which it is entitled, the rights of the Holders of the Class B Notes to receive distributions with respect to principal shall be subordinated to the prior rights of the Holders of the Class A Notes to receive all payments of principal to which they are entitled.

         Section 2.4.      The Notes.

               (a) Until the initial Rate Adjustment Date, each Class of Notes shall bear interest at the Class Initial Rate for such Class. Thereafter, each Class of Notes shall bear interest during each Interest Period at the lesser of
(i) the Formula Interest Rate or (ii) the Net Loan Rate.

               (b) Interest shall accrue daily on each Class of Notes at the related Class Interest Rate and shall be computed for the actual number of days elapsed in such Interest Period on the basis of a year consisting of 360 days.

               (c) If for any Interest Period the Formula Interest Rate for a Class of Notes is greater than the Net Loan Rate, then the Class Interest Rate applicable to such Class of Notes for that Interest Period will be the Net Loan Rate. If the Class Interest Rate applicable to such Class of Notes for any Interest Period is the Net Loan Rate, the Master Servicer shall determine the Noteholders' Interest Carryover, if any, with respect to such Class of Notes for such Interest Period. Such Noteholders' Interest Carryover shall bear interest calculated at One-Month LIBOR (as determined by the Master Servicer from the Distribution Date for the Interest Period with respect to which such Noteholders' Interest Carryover was calculated, until paid. For purposes of this First Terms Supplement, any reference to "principal" or "interest" herein shall not include within the meaning of such words Noteholders' Interest Carryover or any interest accrued on any such Noteholders' Interest Carryover. Such Noteholders' Interest Carryover shall be separately calculated for each Note of such Class by the Master Servicer during such Interest Period in sufficient time for the Indenture Trustee to give notice to each Noteholder of such Noteholders' Interest Carryover as required in the next succeeding sentence. On the Distribution Date for an Interest Period with respect to which such Noteholders' Interest Carryover for a Class of Notes has been calculated by the Master Servicer, the Indenture Trustee shall give written notice to each Noteholder of the applicable Class of the Noteholders' Interest Carryover applicable to each Noteholder's Note of such Class, which written notice may be included in any other written statement sent by the Indenture Trustee to such Noteholders, and shall be mailed on such Distribution Date by first-class mail, postage prepaid, to each such Noteholder at such Noteholder's address as it appears on the registration books maintained by the Note Registrar.


             (d) The failure to pay the aggregate amount of Noteholders' Interest Carryover as a result of insufficient Available Funds will not result in the occurrence of an Event of Default.

                The Noteholders' Interest Carryover for a Class of Notes shall be paid by the Indenture Trustee on Outstanding Notes of such Class on the first occurring Distribution Date for such Class if and to the extent funds are available therefor, in accordance with all priorities set forth in the Transfer and Servicing Agreement. To the extent that any portion of the Noteholders' Interest Carryover for a Class of Notes remains unpaid after payment of a portion thereof, and subject to the next sentence below, such unpaid portion of the Noteholders' Interest Carryover shall be paid in whole or in part as required hereunder until fully paid by the Indenture Trustee on the next occurring Distribution Date or Dates, as necessary, to the extent funds are available therefor in accordance with all priorities set forth in the Transfer and Security Agreement. Any Noteholders' Interest Carryover (and any interest accrued thereon) on any Note which is due and payable on the related Final Maturity Date for such Class shall be paid to the Noteholder thereof on such Final Maturity Date to the extent that moneys are available therefor in accordance with the provisions of this First Terms Supplement and the Transfer and Servicing Agreement; provided, however, that any Noteholders Interest Carryover (and any interest accrued thereon) which is not yet due and payable on the Final Maturity Date for such Class shall be canceled with respect to such

Notes on such Final Maturity Date. On any Distribution Date on which the Indenture Trustee pays only a portion of the Noteholders' Interest Carryover on a Note of such Class, the Indenture Trustee shall give written notice in the manner set forth in the immediately preceding paragraph to the Noteholders of such Note receiving such partial payment of the Noteholders' Interest Carryover remaining unpaid on such Note.


              (e) In the event that the Master Servicer no longer determines, or fails to determine, when required, the Class Interest Rate with respect to a Class of Notes, or, if for any reason such manner of determination shall be held to be invalid or unenforceable by a court of competent jurisdiction, the Class Interest Rate for the next succeeding Interest Period for such Class of Notes shall be determined by the Indenture Trustee provided it is notified in writing by the Master Servicer on or prior to the Rate Determination Date, or, if the Indenture Trustee fails to make such determinations, such Class Interest Rate shall be the Net Loan Rate for such next succeeding Interest Period.

         Section 2.5.      Class Interest Rates.

                  On each Rate Determination Date, the Master Servicer shall determine the Formula Interest Rate for each Class of Notes that will be applicable to the Interest Period immediately following such Rate Determination Date. In connection therewith, the Master Servicer shall calculate One-Month LIBOR, and shall notify the Indenture Trustee and the Eligible Lender Trustee in writing of One-Month LIBOR. The determination by the Master Servicer of One-Month LIBOR shall (in the absence of manifest error) be final and binding upon all parties. On each Rate Determination Date, the Master Servicer also shall determine the Net Loan Rate for the related Interest Period. Based upon such calculations, the Master Servicer shall determine the Class Interest Rate applicable to each Class of Notes for the applicable Interest Period.

         Section 2.6. Additional Provisions Regarding the Class Interest Rates on the Notes.

                  The determination of a Class Interest Rate by the Master Servicer or the Indenture Trustee or any other Person pursuant to the provisions of the applicable Section of this Article II shall be conclusive and binding on the Noteholders of the Class of Notes to which such Class Interest Rate applies, and the Issuer and the Indenture Trustee may rely thereon for all purposes.

                  In no event shall the cumulative amount of interest paid or payable on a Class of Notes (including interest calculated as provided herein, plus any other amounts that constitute interest on the Notes of such Class under applicable law, which are contracted for, charged, reserved, taken or received pursuant to the Notes of such Class or related documents) calculated from the date of issuance of the Notes of such Class through any subsequent day during the term of the Notes of such Class or otherwise prior to payment in full of the Notes of such Class exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Notes of such Class or related documents or otherwise contracted for, charged, reserved, taken or received in connection with the Notes of such Class, or if the acceleration of the maturity of the Notes of such Class results in payment to or receipt by the Noteholder or any former Noteholder of the Notes of such Class of any interest in excess of that permitted by applicable law, then, notwithstanding any provision of the Notes of such Class or related documents to the contrary, all excess amounts theretofore paid or received with respect to the Notes of such Class shall be credited on the principal balance of the Notes of such Class (or, if the Notes of such Class have been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of the Notes of such Class and related documents shall automatically and immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under the Notes of such Class and under the related documents.

                                  ARTICLE III

                                 DISTRIBUTIONS

         Section 3.1.      Distributions of Interest and Principal.

                  The Indenture Trustee shall make distributions from and to the several Trust Accounts in the manner provided for in Section 5.5 of the Transfer and Servicing Agreement, as such Section may be amended from time to time. All principal payments of Notes of any Class shall be made pro rata to the Holders of Notes of such Class. No later than each Determination Date, the Master Servicer shall compute the Principal Factor of each Class of Notes for the upcoming Distribution Date and shall notify the Indenture Trustee in writing of such Principal Factors.

                                   ARTICLE IV

                                 MISCELLANEOUS

         Section 4.1.      Adoption of This First Terms Supplement.

                  This First Terms Supplement is adopted pursuant to the provisions of the Indenture.

         Section 4.2.      Counterparts.

                  This First Terms Supplement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         Section 4.3.      Indenture Constitutes a Security Agreement.

                  This First Terms Supplement constitutes a security agreement for the purposes of the Uniform Commercial Code.

         Section 4.4.      Governing Law.

                  This First Terms Supplement shall be governed by and construed in accordance with the laws of the State of New York.

         Section 4.5.      Ratification of Indenture.

                  As supplemented by this First Terms Supplement, the Indenture is in all respects ratified and confirmed, and the Indenture so supplemented by this First Terms Supplement shall be read, taken and construed as one and the same instrument. Each addition to and amendment of the Indenture contained herein is solely for purposes of the Notes, and shall have no effect on any other Series of Notes issued pursuant to the Indenture. If any term of this First Terms Supplement conflicts with any term of the Indenture or any previously executed Terms Supplement, this First Terms Supplement shall control for purposes of the Notes.

                  IN WITNESS WHEREOF, the parties hereto have caused this First Terms Supplement to be duly executed as of the day and year first above written.


                            CRESTAR STUDENT LOAN TRUST 1997-1


                            By:      STAR BANK, NATIONAL
                                     ASSOCIATION, not in its
                                     individual capacity but solely
                                     as Eligible Lender Trustee


                            By:
                                   Name:
                                   Title: Assistant Vice President


                            BANKERS TRUST COMPANY, not in its
                            individual capacity but solely as
                            Indenture Trustee,



                            By:
                            Name: [Linda A. Rakolta]
                            Title: Vice President

STATE OF NEW YORK,                                   )
                                                     )        ss:
COUNTY OF NEW YORK,                                  )

         BEFORE ME, the undersigned authority, a Notary Public in and for said county and state, on this day personally appeared _____ ____________________, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said [Assistant] Vice President of STAR BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Eligible Lender Trustee of CRESTAR STUDENT LOAN TRUST 1997-1, a Delaware trust, and that he executed the same as the act of said trust for the purpose and consideration therein expressed, and in the capacities therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the ____ day of December, 1997.

                                                          -------------------
                                                          Notary Public in and
                                                          for the State of New
                                                          York.



[SEAL]

My commission expires:


------------------------------

STATE OF NEW YORK,                                   )
                                                     )        ss:
COUNTY OF NEW YORK,                                  )

         BEFORE ME, the undersigned authority, a Notary Public in and For said county and state, on this day personally appeared _____________________, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said BANKERS TRUST COMPANY, a New York banking corporation, and that she executed the same as the act of said corporation for the purpose and consideration therein expressed, and in the capacities therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the ____ day of December, 1997.


                                                          --------------------
                                                          Notary Public in and
                                                          for the State of New
                                                          York.



[SEAL]

My commission expires:



------------------------------

                                  EXHIBIT A-1

                        [FORM OF SENIOR LIBOR RATE NOTE]

                        CRESTAR STUDENT LOAN TRUST 1997-1
              SENIOR LIBOR RATE CLASS [A-l] [A-2] ASSET BACKED NOTE

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE DOES NOT REPRESENT DEPOSITS OR OBLIGATIONS OF OR INTEREST IN CRESTAR BANK, STAR BANK, NATIONAL ASSOCIATION, DELAWARE TRUST CAPITAL MANAGEMENT, INC. OR BANKERS TRUST COMPANY.

THIS NOTE IS NOT GUARANTEED OR INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY GOVERNMENTAL AGENCY.

No. A-[1] [2] - _____                                             $_________

                            FINAL                   CLASS
                          MATURITY      DATED     INTEREST
           Class            DATE        DATE        RATE             CUSIP


        [A-1] [A-2]                               One-Month
                                                    LIBOR
                                                 T-Bill Rate
                                                   [-]  [+]
                                                   ___% as
                                                   herein
                                                  provided

REGISTERED NOTEHOLDER:                           CEDE & CO.

                  CRESTAR BANK STUDENT LOAN TRUST 1997-1, a Delaware business trust (the "Issuer"), for value received, promises to pay, from the sources herein described, to the Registered Noteholder identified above, or registered assigns, upon presentation and surrender hereof at the Corporate Trust Office of Bankers Trust Company, as Paying Agent, or at the principal office of any successor or additional Paying Agent, the Principal Amount identified above on the Final Maturity Date identified above, and to pay to the registered owner hereof, interest and principal hereon in lawful money of the United States of America at the Class Interest Rate on the dates as provided herein. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings given to such terms in the Indenture dated as of [December] 1, 1997 (the "Master Indenture") and as supplemented by the First Terms Supplement dated as of [December] 1, 1997, (the "First Terms Supplement" and, together with the Master Indenture, the "Indenture") between the Issuer and Bankers Trust Company, as Indenture Trustee, as further amended and supplemented from time to time.

                  This is one of a duly authorized issue of notes of the Issuer designated as "Crestar Student Loan Trust 1997-1, Senior LIBOR Bill Rate Class [A-l] [A-2] Asset Backed Notes", in the aggregate principal amount of $__________(herein referred to as the "Class [A-l] [A-2] Notes" together with the Crestar Student Loan Trust 1997-1, Senior LIBOR Rate Class [A-1] [A-2] Asset Backed Notes (the "Class [A-l] [A-2] Notes," and together with the Crestar Student Loan Trust 1997-1, Subordinate LIBOR Rate Class B Asset Backed Notes (the "Class B Notes), the "Notes") issued under the Indenture. The Notes are issued to finance the acquisition of Financed Student Loans by the Trust, and to make certain deposits into the Pledged Accounts.

                  The Notes are secured under the Indenture which, together with certain other documents, assigns to the Indenture Trustee for the benefit of the Noteholders all the rights and remedies of the Issuer under certain Financed Student Loans and rights under various contracts providing for the issuance, guarantee and servicing of such Financed Student Loans. Reference is hereby made to the Indenture for the provisions, among others, with respect to the custody and application of the proceeds of the Notes, the nature and the extent of the liens and security of the Indenture, the collection and disposition of revenues, the funds charged with and pledged to the payment of the principal of and the interest on the Notes, the rights, duties and immunities of the Indenture Trustee, the rights of the registered owners of the Notes, and the rights and obligations of the Issuer. By the acceptance of this Note, the registered owner hereof assents to all of the provisions of the Indenture.

                  Distributions of principal and interest will made on each Distribution Date to the holders of this Note in the manner described in the Transfer and Servicing Agreement.

                  The rate of interest on the [A-1] [A-2] Notes shall be determined in accordance with the First Terms Supplement.

                  If an Event of Default as defined in the Indenture occurs, the principal of and interest on all Notes issued under the Indenture may be declared due and payable upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture and the rights and obligations of the Issuer, the Indenture Trustee and the Noteholder hereof may be modified or amended in the manner and subject to the conditions set forth in the Indenture.

                  The holder of this Note shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Indenture, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture.

                  The transfer of this Note may be registered only upon surrender hereof to the Indenture Trustee together with an assignment duly executed by the registered owner or its attorney or legal representative in such form as shall be satisfactory to the Indenture Trustee. Upon any such registration of transfer of this Note and subject to the payment of any fees and charges as provided by the Indenture, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver in exchange for this Note a new Note or Notes registered in the name of the transferee, in any denomination or denominations authorized by the Indenture, of the same maturity and in an aggregate principal amount equal to the unredeemed principal amount of this Note and bearing the same interest as this Note.

                  In any case where the date fixed for the payment of principal of or interest on this Note shall not be a Business Day, then payment of such principal or interest need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date fixed for the payment thereof.

                  This Note shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the certificate of authentication hereon shall have been manually signed by the Indenture Trustee.

                  IN WITNESS WHEREOF, the Issuer has caused this Note to be executed in its name by the manual or facsimile signature of an Authorized Officer and the manual or facsimile signature of an Assistant Secretary, and has caused its corporate seal or a facsimile thereof to be hereto affixed.


                                     CRESTAR STUDENT LOAN TRUST 1997-1


                                     By:    STAR BANK, NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Eligible Lender Trustee


                                     By: ______________________________________

                          CERTIFICATE OF AUTHENTICATION

                  This Note is one of the Class [A-1] [A-2] Notes designated in and issued under the provisions of the within mentioned-Indenture.

BANKERS TRUST COMPANY
New York, New York, as
Indenture Trustee



By:___________________________
    Authorized Representative


Date of Authentication:


----------------------------------------

                                   ASSIGNMENT


                  FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto ______________________, the within Note and irrevocably appoints ________________________, attorney-in-fact, to transfer the within Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ____________                         _____________________________

NOTICE: The signature to                    Signature Guaranteed:
this assignment must
correspond with the name as                 _____________________________
it appears upon the face of
the within Note in every
particular, without any
alteration whatsoever.

Name and Address: ___________________________

Tax Identification Number or
Social Security Number(s): __________________________

                                    EXHIBIT B

                      [FORM OF SUBORDINATE LIBOR RATE NOTE]

                        CRESTAR STUDENT LOAN TRUST 1997-1
                SUBORDINATE LIBOR RATE CLASS B ASSET BACKED NOTE


UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE DOES NOT REPRESENT DEPOSITS OR OBLIGATIONS OF OR INTEREST IN CRESTAR BANK, STAR BANK, NATIONAL ASSOCIATION, DELAWARE TRUST CAPITAL MANAGEMENT, INC. OR BANKERS TRUST COMPANY.

THIS NOTE IS NOT GUARANTEED OR INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY GOVERNMENTAL AGENCY.

No. B-_______                                                       $_______

                       FINAL                       CLASS
                     MATURITY       DATED        INTEREST
           Class       DATE         DATE           RATE              CUSIP

           B                                    One-Month
                                              Libor +_____%
                                                as herein
                                                provided

REGISTERED NOTEHOLDER:                          CEDE & CO.

                  CRESTAR BANK STUDENT LOAN TRUST 1997-1, a Delaware business trust (the "Issuer"), for value received, promises to pay, from the sources herein described, to the Registered Noteholder identified above, or registered assigns, upon presentation and surrender hereof at the Corporate Trust Office of Bankers Trust Company, as Paying Agent, or at the principal office of any successor or additional Paying Agent, the Principal Amount identified above on the Final Maturity Date identified above, and to pay to the registered owner hereof, interest and principal hereon in lawful money of the United States of America at the Class Interest Rate on the dates as provided herein. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings given to such terms in the Indenture dated as of [December] 1, 1997 (the "Master Indenture"), as supplemented by the First Terms Supplement dated as of [December] 1, 1997, (the "First Terms Supplement" and, together with the Master Indenture, the "Indenture") between the Issuer and Bankers Trust Company, as Indenture Trustee, as further amended and supplemented from time to time.

                  This is one of a duly authorized issue of notes of the Issuer designated as "Crestar Student Loan Trust 1997-1, Subordinate LIBOR Rate Class B Asset Backed Notes", in the aggregate principal amount of $__________ (herein referred to as the "Class B Notes," and together with the Crestar Student Loan Trust 1997-1, Senior LIBOR Rate Class A-1 and Class A-2 Notes, the "Notes") issued under the Indenture. The Notes are issued to finance the acquisition of Financed Student Loans by the Trust, and to make certain deposits into the Pledged Accounts.

                  The Notes are secured under the Indenture which, together with certain other documents, assigns to the Indenture Trustee for the benefit of the Noteholders all the rights and remedies of the Issuer under certain Financed Student Loans and rights under various contracts providing for the issuance, guarantee and servicing of such Financed Student Loans. Reference is hereby made to the Indenture for the provisions, among others, with respect to the custody and application of the proceeds of the Notes, the nature and the extent of the liens and security of the Indenture, the collection and disposition of revenues, the funds charged with and pledged to the payment of the principal of and the interest on the Notes, the rights, duties and immunities of the Indenture Trustee, the rights of the registered owners of the Notes, and the rights and obligations of the Issuer. By the acceptance of this Note, the registered owner hereof assents to all of the provisions of the Indenture.

                  DISTRIBUTIONS OF INTEREST AND PRINCIPAL ON THE CLASS B NOTES ARE SUBORDINATED IN PRIORITY OF PAYMENT TO DISTRIBUTIONS OF INTEREST AND PRINCIPAL ON THE CLASS A NOTES AS DESCRIBED IN THE FIRST TERMS SUPPLEMENT AND THE TRANSFER AND SERVICING AGREEMENT.

                  Distributions of principal and interest on this Class B Note will made on each Quarterly Distribution Date to the holders of this Class B
Note in the manner described in the Transfer and Servicing Agreement.

                  The rate of interest on the Class B Notes shall be determined in accordance with the First Terms Supplement.

                  If an Event of Default as defined in the Indenture occurs, the principal of and interest on all Notes issued under the Indenture may be declared due and payable upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture and the rights and obligations of the Issuer, the Indenture Trustee and the Noteholder hereof may be modified or amended in the manner and subject to the conditions set forth in the Indenture.

                  The holder of this Note shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Indenture, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture.

                  The transfer of this Note may be registered only upon surrender hereof to the Indenture Trustee together with an assignment duly executed by the registered owner or its attorney or legal representative in such form as shall be satisfactory to the Indenture Trustee. Upon any such registration of transfer of this Note and subject to the payment of any fees and charges as provided by the Indenture, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver in exchange for this Note a new Note or Notes registered in the name of the transferee, in any denomination or denominations authorized by the Indenture, of the same maturity and in an aggregate principal amount equal to the unredeemed principal amount of this Note and bearing the same interest as Note.

                  In any case where the date fixed for the payment of principal of or interest on this Note shall not be a Business Day, then payment of such principal or interest need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date fixed for the payment thereof.

                  It is hereby certified, recited and declared that all acts, conditions and things required to have happened, to exist and to have been performed precedent to and in the execution and delivery of the Indenture and issuance of this Note have happened, do exist and have been performed in due time, form and manner as required by law.

                  This Note shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the certificate of authentication hereon shall have been manually signed by the Indenture Trustee.

                  IN WITNESS WHEREOF, the Issuer has caused this Note to be executed in its name by the manual or facsimile signature of an Authorized Officer and the manual or facsimile signature of an Assistant Secretary, and has caused its corporate seal or a facsimile thereof to be hereto affixed.

                                     CRESTAR STUDENT LOAN TRUST 1997-1


                                     By:  STAR BANK,  NATIONAL ASSOCIATION, not
                                          in  its  individual capacity but
                                          solely as Eligible Lender Trustee


                                     By: _____________________________________

                          CERTIFICATE OF AUTHENTICATION

                  This Note is one of the Class B Notes designated in and issued under the provisions of the within mentioned Indenture.

BANKERS TRUST COMPANY
New York, New York, as
Indenture Trustee


By: ____________________________
Authorized Representative



Date of Authentication:

--------------------------------

                                   ASSIGNMENT


                  FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto ___________________, the within Note and irrevocably appoints ____________________, attorney-in-fact, to transfer the within Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ____________                         _____________________________

NOTICE: The signature to                    Signature Guaranteed:
this assignment must
correspond with the name as                 _____________________________
it appears upon the face of
the within Note in every
particular, without any
alteration whatsoever.

Name and Address: ___________________________

Tax Identification Number or
Social Security Number(s): __________________________